September 2026

Preliminary Pricing Supplement No. 18,587

Registration Statement Nos. 333-293641; 333-293641-01

Dated September 8, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due September 13, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® (each referred to as an “underlying”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not guarantee the payment of interest, do not guarantee the repayment of principal and are subject to potential redemption prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus, as supplemented or modified by this document.

￭Contingent Coupon. The securities will pay a contingent coupon with respect to each quarterly observation period until the stated maturity date or earlier redemption if, and only if, the closing level of the lowest performing underlying on each eligible trading day during such observation period is greater than or equal to its coupon threshold level. However, if the closing level of the lowest performing underlying on any eligible trading day during an observation period is less than its coupon threshold level, you will not receive a contingent coupon with respect to that observation period. This will be the case even if the closing level of the lowest performing underlying is greater than or equal to its coupon threshold level on one or more other eligible trading days during that observation period, and even if the better performing underlyings perform favorably. If the closing level of at least one underlying is less than its coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold level for each underlying is equal to 70% of its starting level. The contingent coupon rate will be determined on the pricing date and will be at least 11.50% per annum.

￭Call Feature. Beginning approximately three months after issuance, on any redemption date we will redeem the securities for a redemption payment equal to the face amount plus a final contingent coupon payment, if any, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation period end-date preceding such redemption date and no later than such observation period end-date, based on the inputs indicated under “Terms—Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlyings.

￭Potential Loss of Principal. If the securities are not previously called, you will receive the face amount at maturity if, and only if, the closing level of each underlying on the final calculation day is greater than or equal to its downside threshold level. If the closing level of any underlying on the final calculation day is less than its downside threshold level, investors will be fully exposed to the decline in the lowest performing underlying on a 1-to-1 basis, and will receive a maturity payment amount that is less than 60% of the face amount of the securities and could be zero. The downside threshold level for each underlying is equal to 60% of its starting level.

￭Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent coupon payments throughout the entire term of the securities.

￭Because all payments on the securities are based on the lowest performing underlying, a decline of any underlying beyond its coupon threshold level or downside threshold level will result in no contingent coupon payments or a significant loss of your investment, as applicable, even if the other underlyings have appreciated or have not declined as much.

￭The securities are for investors who are willing to risk their principal based on the lowest performing of three underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no contingent coupon payments over the entire term of the securities.

￭Investors will not participate in any appreciation of any underlying.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings.

The current estimated value of the securities is approximately $990.50 per security, or within $30.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$3.80	$996.20
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to 3.80 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $2.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley  Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	September 13, 2029*, subject to postponement if the final calculation day is postponed
Underlyings:	S&P 500® Index (the “SPX Index”), Russell 2000® Index (the “RTY Index”) and the Nasdaq-100 Index® (the “NDX Index”)
Contingent coupon payment:

With respect to each observation period, you will receive a contingent coupon payment on the contingent coupon payment date immediately following such observation period at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing underlying on each eligible trading day during such observation period is greater than or equal to its coupon threshold level. Each “contingent coupon payment”, if any, will be calculated per security as follows: ($1,000 × contingent coupon rate) / 4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing level of the lowest performing underlying on any eligible trading day during an observation period is less than its coupon threshold level, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of at least one underlying is less than its coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupons throughout the entire term of the securities.

Contingent coupon payment dates:	Three business days after the applicable observation period end-date.**
Contingent coupon rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 11.50% per annum.
Call Feature:

On any redemption date, we will redeem the securities for a redemption price per security equal to the face amount plus a final contingent coupon payment, if any, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation period end-date preceding such redemption date and no later than such observation period end-date (the “determination date”),taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of such business day and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such redemption date is economically rational for us as compared to not redeeming on such redemption date. If we call the securities, we will give you notice no later than the observation period end-date preceding the redemption date specified in the notice. No further payments will be made on the securities once they have been redeemed.

Observation periods:

Each observation period will consist of each day that is a trading day for at least one underlying (each such day, an “eligible trading day”) from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each eligible trading day from but excluding the pricing date to and including the first observation period end-date.

If a market disruption event or non-trading day occurs with respect to an underlying on any eligible trading day during an observation period (other than an observation period end-date), that underlying will be disregarded on that eligible trading day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period. For the avoidance of doubt, any such eligible trading day for any underlying not affected by a market disruption event or non-trading day on that eligible trading day will remain a valid day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period, even if that day is not a trading day for any other underlying or a market disruption event has occurred with respect to any other underlying on that day.

September 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

Observation period end-dates:	Quarterly, on the 9th of each March, June, September and December, commencing December 2026 and ending on the final calculation day. We refer to September 10, 2029 as the “final calculation day.”***
Redemption dates:

Quarterly, beginning approximately three months after the issue date, on the contingent coupon payment date following each observation period end-date scheduled to occur from December 2026 to June 2029, inclusive.**

Maturity payment amount:

If the securities are not previously called, you will be entitled to receive on the maturity date a cash payment per security equal to the maturity payment amount (in addition to the final contingent coupon payment, if payable). The “maturity payment amount” per security will equal:

●if the closing level of each underlying on the final calculation day is greater than or equal to its downside threshold level:

$1,000; or

●if the closing level of any underlying on the final calculation day is less than its downside threshold level:

$1,000 × performance factor of the lowest performing underlying on the final calculation day

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Lowest performing underlying:

For any eligible trading day during an observation period (including the final calculation day), the underlying with the lowest performance factor on that eligible trading day and that has not been disregarded due to a market disruption event or non-trading day in accordance with “—Observation periods” above.

Performance factor:	With respect to each underlying, on any eligible trading day during an observation period, its closing level on that eligible trading day divided by its starting level.
Starting level:

With respect to the SPX Index: , its closing level on the pricing date

With respect to the RTY Index: , its closing level on the pricing date

With respect to the NDX Index: , its closing level on the pricing date

Coupon threshold level:

With respect to the SPX Index: , which is equal to 70% of its starting level

With respect to the RTY Index: , which is equal to 70% of its starting level

With respect to the NDX Index: , which is equal to 70% of its starting level

Downside threshold level:

With respect to the SPX Index: , which is equal to 60% of its starting level

With respect to the RTY Index: , which is equal to 60% of its starting level

With respect to the NDX Index: , which is equal to 60% of its starting level

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	September 9, 2026*
Original issue date:	September 14, 2026* (3 business days after the pricing date)
CUSIP / ISIN:	61781LCK4 / US61781LCK44
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

*To the extent we make any change to the pricing date or original issue date, the observation period end-dates and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

** Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

*** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event;

Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities. For purposes of the accompanying product supplement, each observation period end-date (including the final calculation day) is a “calculation day.”

September 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $990.50, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

September 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029 (the “securities”) may be appropriate for investors who:

￭Seek an investment with contingent coupon payments at a rate of at least 11.50% per annum (to be determined on the pricing date) payable with respect to each observation period until the stated maturity date or earlier redemption, if, and only if, the closing level of each underlying on each eligible trading day during such observation period is greater than or equal to 70% of its starting level;

￭Understand that if the closing level of any underlying on the final calculation day has declined by more than 40% from its starting level, they will be fully exposed to the decline in the lowest performing underlying from its starting level and will lose more than 40%, and possibly all, of the face amount of their securities at maturity;

￭Are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

￭Understand that the securities may be called prior to the maturity date and that the term of the securities may be as short as approximately three months;

￭Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each eligible trading day during an observation period (including the final calculation day) and that they will not benefit in any way from the performance of the better performing underlyings;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭Understand and are willing to accept the full downside risks of each underlying;

￭Are willing to forgo participation in any appreciation of any underlying, fixed interest payments on the securities and dividends on securities included in the underlyings; and

￭Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that the closing level of any underlying on the final calculation day may decline by more than 40% from its starting level to its closing level on the final calculation day, in which case they will lose a significant portion or all of their investment;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlyings;

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

￭Seek exposure to the upside performance of any or each underlying;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “S&P 500® Index Overview,” “Russell 2000® Index Overview” and “Nasdaq-100 Index® Overview” below.

September 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

Determining Payment on a Contingent Coupon Payment Date and on the Maturity Date

If the securities have not been previously called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing underlying on each eligible trading day during the related observation period.

Step 1: Determine which underlying is the lowest performing underlying on each eligible trading day during the related observation period. The lowest performing underlying on any eligible trading day during an observation period is the underlying with the lowest performance factor on that date. The performance factor of an underlying on an eligible trading day during an observation period is its closing level on that date as a percentage of its starting level (i.e., its closing level on that day divided by its starting level).

Step 2: Determine whether a contingent coupon payment is paid on the applicable contingent coupon payment date based on the closing level of the lowest performing underlying on each eligible trading day during the relevant observation period, as follows:

On the maturity date, if the securities have not been called prior to the maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlying is the lowest performing underlying on the final calculation day. The lowest performing underlying on the final calculation day is the underlying with the lowest performance factor on the final calculation day. The performance factor of an underlying on the final calculation day is its closing level as a percentage of its starting level (i.e., its closing level on the final calculation day divided by its starting level).

Step 2: Calculate the maturity payment amount based on the closing level of the lowest performing underlying on the final calculation day, as follows:

September 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the maturity payment amount on the securities for a range of hypothetical performances of the lowest performing underlying from its respective starting level to its respective closing level on the final calculation day. The hypothetical payout profile excludes any hypothetical contingent coupon payments.

The lowest performing underlying
The securities
Maturity payment amount per security
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$1,000
Face amount
40%
contingent
downside
protection
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Percentage change from the starting level to the closing level of the lowest performing underlying on the final calculation day

September 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following hypothetical examples illustrate how to determine whether a contingent coupon payment is paid with respect to an observation period and how to calculate the payment at maturity, if any, if the securities have not been called. The following examples are for illustrative purposes only. Whether you receive a contingent coupon payment will be determined by reference to the closing level of each underlying on each eligible trading day during an observation period, and the amount you will receive at maturity, if any, will be determined by reference to the closing level of each underlying on the final calculation day. The actual starting level, coupon threshold level and downside threshold level for each underlying and the actual contingent coupon rate will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Hypothetical contingent coupon payment:

With respect to each observation period, you will receive a contingent coupon payment on the contingent coupon payment date immediately following such observation period at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing underlying on each eligible trading day during such observation period is greater than or equal to its coupon threshold level. If payable, the contingent coupon payment will be an amount in cash per face amount corresponding to a return of 11.50% per annum. These hypothetical examples reflect a hypothetical contingent quarterly coupon rate of 11.50% per annum (corresponding to $28.75 per quarter per security**).

Hypothetical starting level:	With respect to the SPX Index: 100 With respect to the RTY Index: 100 With respect to the NDX Index: 100
Hypothetical coupon threshold level:

With respect to the SPX Index: 70, which is 70% of its hypothetical starting level

With respect to the RTY Index: 70, which is 70% of its hypothetical starting level

With respect to the NDX Index: 70, which is 70% of its hypothetical starting level

Hypothetical downside threshold level:

With respect to the SPX Index: 60, which is 60% of its hypothetical starting level

With respect to the RTY Index: 60, which is 60% of its hypothetical starting level

With respect to the NDX Index: 60, which is 60% of its hypothetical starting level

*The hypothetical starting level of 100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting level of any underlying. The actual starting levels, coupon threshold levels and downside threshold levels will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing levels of the underlyings, see the historical information set forth herein.

**The actual contingent coupon payment will be an amount determined by the calculation agent based on the actual contingent coupon rate. The hypothetical contingent quarterly coupon of $28.75 is used in these examples for ease of analysis.

September 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

How to determine whether a contingent coupon payment is payable with respect to a hypothetical observation period (if the securities have not been previously called):

Date	SPX Index Lowest Closing Level During Observation Period	RTY Index Lowest Closing Level During Observation Period	NDX Index Lowest Closing Level During Observation Period	Contingent Coupon Payment (per Security)
Example 1:	90 (at or above its coupon threshold level)	125 (at or above its coupon threshold level)	135 (at or above its coupon threshold level)	$28.75
Example 2:	60 (below its coupon threshold level)	90 (at or above its coupon threshold level)	120 (at or above its coupon threshold level)	$0
Example 3:	90 (at or above its coupon threshold level)	50 (below its coupon threshold level)	110 (at or above its coupon threshold level)	$0
Example 4:	60 (below its coupon threshold level)	55 (below its coupon threshold level)	65 (below its coupon threshold level)	$0

Example 1: The closing level of each underlying is at or above its coupon threshold level on each eligible trading day during the hypothetical observation period. Therefore, a contingent coupon payment of $28.75 is paid on the relevant contingent coupon payment date.

Examples 2 and 3: The closing level of at least one underlying on at least one eligible trading day during the hypothetical observation period is below its coupon threshold level. Therefore, no contingent coupon payment is paid on the relevant contingent coupon payment date, even though the closing level of each other underlying was greater than its coupon threshold level on every eligible trading day during the hypothetical observation period.

Example 4: Each underlying closes below its coupon threshold level on at least one eligible trading day, and, accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

If the closing level of at least one underlying is less than its coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupon payments for the entire term of the securities.

September 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

How to calculate the payment investors will receive at maturity (if the securities have not been previously called):

The examples below illustrate how to calculate the payment at maturity if the securities have not been called prior to maturity.

	SPX Index Closing Level On Final Calculation Day	RTY Index Closing Level On Final Calculation Day	NDX Index Closing Level On Final Calculation Day	Was the closing level of any underlying less than its coupon threshold level on any eligible trading day during the final observation period?	Maturity Payment Amount (per Security)
Example 1:	150 (at or above its downside threshold level)	140 (at or above its downside threshold level)	142 (at or above its downside threshold level)	No	$1,028.75 (the face amount plus its final contingent coupon payment)
Example 2:	125 (at or above its downside threshold level)	80 (at or above its downside threshold level)	120 (at or above its downside threshold level)	Yes	$1,000
Example 3:	125 (at or above its downside threshold level)	40 (below its downside threshold level)	120 (at or above its downside threshold level)	Yes	$1,000 × (40 / 100) = $400
Example 4:	45 (below its downside threshold level)	50 (below its downside threshold level)	20 (below its downside threshold level)	Yes	$1,000 × (20 / 100) = $200

Example 1: The closing level of each underlying on the final calculation day is at or above its downside threshold level. In addition, the closing level of each underlying was greater than or equal to its coupon threshold level on each eligible trading day during the final observation period. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities, in addition to the final contingent coupon payment. Investors do not participate in any appreciation in any underlying.

Example 2: The closing level of each underlying on the final calculation day is at or above its downside threshold level, but the closing level of at least one underlying was less than its coupon threshold level on one or more eligible trading days during the final observation period. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities, but do not receive a contingent coupon payment.

Example 3: The closing levels of two of the underlyings on the final calculation day are at or above their downside threshold levels, but the closing level of the other underlying on the final calculation day is below its downside threshold level. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount multiplied by the performance factor of the RTY Index, which is the lowest performing underlying in this example.

Example 4: The closing level of each underlying on the final calculation day is below its downside threshold level, and investors receive at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying. Therefore, the maturity payment amount equals the face amount multiplied by the performance factor of the NDX Index, which is the lowest performing underlying in this example.

If the securities have not been called prior to maturity and the closing level of any underlying on the final calculation day is below its downside threshold level, you will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 60% of the face amount per security and could be zero.

September 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of the face amount of your securities at maturity. If the securities have not been previously called and if the closing level of any underlying on the final calculation day is less than its downside threshold level of 60% of its starting level, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying. In this case, you will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon payment but only if the closing level of the lowest performing underlying on each eligible trading day during the relevant observation period is at or above its coupon threshold level. If the closing level of the lowest performing underlying on any eligible trading day during an observation period is less than its coupon threshold level, we will pay no contingent coupon payment on the applicable contingent coupon payment date. It is possible that the closing level of any underlying will be less than its coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments. If you do not earn sufficient contingent coupon payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The securities have early redemption risk. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the closing level of each underlying is greater than or equal to its coupon threshold level on each eligible trading day during an observation period, will be limited if we call the securities based on the output of a risk neutral valuation model on any redemption date. The term of your investment in the securities may be limited to as short as three months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will call the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to call the securities when the closing level of each underlying on the eligible trading days is at or above its coupon threshold level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to call the securities at a time when the securities are paying an above-market coupon. If the securities are called prior to maturity, you will receive no more contingent coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to call the securities when the closing level of any underlying is below its coupon threshold level and/or when the closing level for any underlying is expected to be below its downside threshold level, such that you will receive no contingent coupon payments and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not call the securities, it is more likely that you will receive few or no contingent coupon payments and suffer a significant loss at maturity.

￭The contingent coupon payment, if any, is based on the closing level of the lowest performing underlying on each eligible trading day during the related observation period. Whether the contingent coupon payment will be paid on any contingent coupon payment date will be determined at the end of the relevant observation period based on the closing level of the lowest performing underlying on each eligible trading day during that observation period. As a result, you will not know whether you will receive the contingent coupon payments on any contingent coupon payment date until near the end of the relevant observation period. If the closing level of any one of the underlyings is less than its coupon threshold level on any eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the level of the lowest performing underlying was at or above its coupon threshold level on one or more other eligible trading days during that observation period, and even if the better performing underlyings perform favorably.

￭Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from its starting level, and the return on the securities will be limited to the contingent coupon payments, if any, that are paid with respect to each observation period during which the closing level of each underlying is greater than or equal to its coupon threshold level on each eligible trading day during such observation period.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to

September 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its coupon threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings,

owhether the closing level of any underlying has been below its coupon threshold level on any eligible trading day during an observation period,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying, odividend rates on the securities underlying the underlyings,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of such underlyings, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below its coupon threshold level, and especially if any underlying has closed near or below its downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the face amount of your securities.

You cannot predict the future performance of any underlying based on its historical performance. The value of any underlying may decrease and be below its coupon threshold level on any eligible trading day during each observation period so that you will receive no return on your investment, and any or all of the underlyings may close below its downside threshold level(s) on the final calculation day so that you will lose a significant portion or all of your initial investment in the securities. There can be no assurance that the closing level of each underlying will be at or above its coupon threshold level on each eligible trading day so that you will receive a coupon payment on the securities for the applicable observation period, or that it will be at or above its downside threshold level on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. See “S&P 500® Index Overview,” “Russell 2000® Index Overview” and “Nasdaq-100 Index® Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon early redemption, on any contingent coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings. Investing in the securities is not equivalent to investing in the underlyings or the component stocks or any underlying. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the

September 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the coupon threshold levels and the downside threshold levels and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of a closing level in the event of a market disruption event or discontinuance of any of the underlyings. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the underlyings), including trading in the stocks that constitute the underlyings as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on each eligible trading day during each observation period in order for you to earn a contingent coupon payment (depending also on the performance of the other underlyings) and (ii) the level at or above which such underlying must close on the final calculation day so that you are not exposed to the negative performance of the lowest performing underlying at maturity (depending also on the performance of

September 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the eligible trading days during an observation period, and, accordingly, whether we pay a contingent coupon payment on the securities and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities are, absent an exception, expected to withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent coupon payments, each underlying must close at or above its coupon threshold level on each eligible trading day during an observation period. In addition, if the securities have not been called and any underlying has declined to below its downside threshold level as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 60% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risks of receiving no contingent coupon payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent coupon payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its coupon threshold level on any eligible trading day during an observation period, and below its downside threshold level on the final calculation day, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent coupon payments and that you will suffer a significant loss on your investment.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than underlyings that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

September 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

￭Adjustments to the underlyings could adversely affect the value of the securities. The publisher of any underlying may add, delete or substitute the stocks constituting such underlying or make other methodological changes that could change the value of such underlying. The publisher of such underlying may discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor underlying that is comparable to the discontinued underlying and is permitted to consider underlyings that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor underlying on any observation period end-date, the determination of whether a contingent coupon payment will be payable on the securities on the applicable contingent coupon payment date and/or the amount payable at maturity, if any, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant starting level, coupon threshold level or downside threshold level, as applicable (depending also on the performance of the other underlyings).

￭Historical levels of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the level of the underlyings at any time, including on the final calculation day, because historical levels of the underlyings do not provide an indication of future performance of the underlyings.

September 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SPX Index for the period from January 1, 2021 through September 3, 2026. The closing level of the SPX Index on September 3, 2026 was 7,747.71. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SPX Index has at times experienced periods of high volatility. You should not take the historical levels of the SPX Index as an indication of its future performance, and no assurance can be given as to the closing level of the SPX Index at any time.

S&P 500® Index Daily Closing Levels January 1, 2021 to September 3, 2026

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

September 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the RTY Index for the period from January 1, 2021 through September 3, 2026. The closing level of the RTY Index on September 3, 2026 was 2,968.271. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The RTY Index has at times experienced periods of high volatility. You should not take the historical levels of the RTY Index as an indication of its future performance, and no assurance can be given as to the closing level of the RTY Index at any time.

Russell 2000® Index Daily Closing Levels January 1, 2021 to September 3, 2026

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

September 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

Nasdaq-100 Index® Overview

The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the NDX Index for the period from January 1, 2021 through September 3, 2026. The closing level of the NDX Index on September 3, 2026 was 29,482.32. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The NDX Index has at times experienced periods of high volatility. You should not take the historical levels of the NDX Index as an indication of its future performance, and no assurance can be given as to the closing level of the NDX Index at any time.

Nasdaq-100 Index® Daily Closing Levels January 1, 2021 to September 3, 2026

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Nasdaq-100 Index®” in the accompanying index supplement.

September 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, due to the terms of the securities and current market conditions, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the timing and character of income recognized in respect of the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons paid to Non-U.S. Holders as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

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Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100® Index due September 13, 2029

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $3.80 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $2.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement, in the tax supplement or in the prospectus.

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